THE DREYFUS FAMILY OF FUNDS (General Family of Funds)

Rule 18f-3 Plan

     Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

     The Board, including a majority of the non-interested Board members, of each of the investment companies, or series thereof, listed on Schedule A attached hereto (each, a "Fund") which desires to offer multiple classes has determined that the following plan is in the best interests of each class individually and the Fund as a whole:

     1. Class Designation: Fund shares shall be divided into Class A, Class B and E*TRADE Class, except as otherwise indicated on Schedule A attached hereto.

     2. Differences in Services: The services offered to shareholders of each Class shall be similar, except for certain services provided to each Class pursuant to separate plans adopted by the Fund's Board and except that the Automatic Withdrawal Plan, Automatic Asset Builder, Payroll Savings Plan, Exchange Privilege, Dividend Sweep Privilege, Government Direct Deposit Privilege, TeleTransfer Privilege, and Checkwriting Privilege shall be available only to holders of Class A or Class B shares.

     3. Differences in Distribution Arrangements: Shares of each Class shall be offered at net asset value. Class A shares of each Fund listed on Schedule B attached hereto shall be subject to payments for distributing Class A shares and servicing shareholder accounts at the annual rate of up to .20% of the value of the average daily net assets of Class A pursuant to a Service Plan adopted in accordance with Rule 12b-1 under the 1940 Act.

     Class B shares and E*TRADE Class shares of each Fund offering such Classes shall be subject to payments for distributing such shares at the annual rate of up to .20% of the value of the average daily net assets of Class B and E*TRADE Class, respectively, pursuant to a Distribution Plan adopted in accordance with Rule 12b-1 under the 1940 Act. Class B shares and E*TRADE Class shares shall be charged directly for sub-accounting services at the annual rate of .05% of the value of the average daily net assets of Class B and E*TRADE Class, respectively.

     Each Class of shares shall be subject to a separate Shareholder Services Plan. Under the respective Shareholder Services Plan, Class A shares shall be subject to payments in an amount not to exceed an annual rate of .25% of the value of the average daily net assets of Class A, and each of Class B and E*TRADE Class shares shall be subject to a service fee at the annual rate of .25% of the value of the average daily net assets of Class B and E*TRADE Class, respectively. The fee payable pursuant to each Shareholder Services Plan is intended to be a "service fee" as defined under the Conduct Rules of the National Association of Securities Dealers, Inc.

     4. Expense Allocation: The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) fees under the Service Plan, if any, Distribution Plans and Shareholder Services Plans; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class; (c) Securities and Exchange Commission and Blue Sky registration fees incurred by a specific Class; (d) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (e) litigation or other legal expenses relating solely to a specific Class; (f) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; and (g) Board members' fees incurred as a result of issues relating to a specific Class.

     5. Exchange Privileges: Shares of Class A and Class B shall be exchangeable only for shares of certain other investment companies specified from time to time.

Dated: July 19, 1995 Amended as of: January 31, 2006

SCHEDULE A

General California Municipal Money Market Fund
Class A
Class B
E*TRADE Class
General Government Securities Money Market Funds, Inc.
--General Government Securities Money Market Fund
Class A
Class B
--General Treasury Prime Money Market Fund
Class A
Class B
General Money Market Fund, Inc.
Class A
Class B
General Municipal Money Market Funds, Inc.
--General Municipal Money Market Fund
Class A
Class B
E*TRADE Class
General New York Municipal Money Market Fund
Class A
Class B
E*TRADE Class

SCHEDULE B

General Government Securities Money Market Funds, Inc.
--General Government Securities Money Market Fund
--General Treasury Prime Money Market Fund
General Money Market Fund, Inc.